To the Board of Trustees of the SunAmerica Equity Funds and Shareholders of the AIG International Dividend Strategy Fund and AIG Japan Fund:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of each of the AIG International Dividend Strategy Fund (formerly SunAmerica International Dividend Strategy Fund) and AIG Japan Fund (formerly SunAmerica Japan Fund) (two funds constituting the SunAmerica Equity Funds, hereafter referred to as the "Trust") as of September 30, 2017, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight
Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities as of September 30, 2017 by correspondence with the custodian, and the application of alternative auditing procedures where securities purchased had not been received, provide a reasonable basis for our opinion expressed above.



PricewaterhouseCoopers LLP

Houston, Texas
November 28, 2017